U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 20, 2006
                        (Date of earliest event reported)

                           ALBANY INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

    Delaware                         0-16214                    14-0462060
(State or other jurisdiction       (Commission               (IRS   employer
  of incorporation)                 file number)             identification no.)

                      1373 Broadway, Albany, New York 12204
                                 (518) 445-2200
 (Address and telephone number of the registrant's principal executive offices)


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Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On September 20, 2006, the parties to the Receivables Sale Agreement, dated as of September 21, 2001 (the "RS Agreement") among Albany International Receivables Corporation ("AIRC"), Albany International Corp. (the "Company"), ABN AMRO Bank N.V., as agent for the purchaser, the committed purchasers party thereto, and Amsterdam Funding Corporation, a Delaware corporation, terminated such agreement. A copy of the termination and release agreement is furnished as
Exhibit 99.1 to this report. At the same time, AIRC repurchased from ABN AMRO Bank N.V., as agent for the purchasers, the entire interest of the agent and the purchasers in receivables originated by the Company and its subsidiaries.

AIRC is a "Qualified Special Purpose Entity" under Financial Accounting Standards Board No. 140 and is a wholly owned subsidiary of Albany International Corp. ABN AMRO Bank N.V. is a lender under the Company's primary revolving credit facility and may provide other banking and financial services to the Company from time to time.

Also on September 20, 2006, the Company, AIRC and certain subsidiaries of the Company parties to the Purchase and Sale Agreement (the "PS Agreement"), dated as of September 28, 2001 (as amended), terminated such agreement. A copy of the termination and release agreement is furnished as Exhibit 99.2 to this report. At the same time, the Company and such subsidiaries repurchased all outstanding accounts receivable previously sold to AIRC.

Reference is made to Note 6 of the Notes to Consolidated Financial Statements in
Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2005, for a discussion of the accounts receivable trade securitization program effectively terminated as the result of these events.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           ALBANY INTERNATIONAL CORP.

                           By: /s/ Charles J. Silva, Jr.
                               -------------------------

                           Name: Charles J. Silva, Jr.
                           Title: Vice President - General Counsel and Secretary

Date: September 25, 2006

                                Index to Exhibits

Exhibit No.           Description
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99.1                  Termination and Release Agreement (dated September 20,
                      2006), among the Registrant, Albany International
                      Receivables Corporation, ABN AMRO Bank of N.V., as the agent of certain purchasers party thereto, and Amsterdam
                      Funding Corporation.

99.2                  Termination and Release Agreement (dated September 20,
                      2006), among the Registrant, Albany International Receivables Corporation, and certain subsidiaries of the Registrant.